Exhibit 99.1
Contacts
Lisa Nadler (lisa.nadler@gartner.com)
203-316-6537
GARTNER REPORTS THIRD QUARTER 2006 RESULTS
Contract Value of $598 Million
      STAMFORD, Conn. — October 31, 2006 — Gartner, Inc. (NYSE: IT), the leading provider of research and analysis on the global information technology industry, today reported results for the third quarter ending September 30, 2006 and raised its guidance for the full year 2006.
Third Quarter 2006 Results
      Total revenue for the third quarter of 2006 was $241.4 million, representing a 7% increase from $225.3 million in the third quarter of 2005. Research contract value at the end of the quarter was $597.8 million, an increase of 5% over the same quarter last year. For the 2006 third quarter, Normalized EBITDA was $30.0 million, fully diluted GAAP EPS was $0.08 and normalized EPS was $0.13. Normalized EPS excludes a $4.7 million non-cash charge related to stock-based compensation under FAS123(R) and a $3.4 million non-cash charge for the amortization of intangible assets acquired in the META acquisition. See “Non-GAAP Financial Measures” below for a further discussion of normalized EBITDA and normalized EPS.
      Excluding the effect of foreign currency, total revenue and research contract value for the 2006 third quarter increased approximately 6% and 8%, respectively, over the same quarter last year.
      During the third quarter in 2006, Gartner repurchased 1,067,400 shares of its common stock at a cost of $16.5 million. As of September 30, 2006, the Company has repurchased a total of 4,469,750 shares at an aggregate cost of $63.1 million under the $100 million share repurchase program authorized in October 2005.
Results for the Nine Months Ending September 30, 2006
      For the first nine months ending September 30, 2006, total revenue was $756.4 million, 8% increase from $699.7 million for the same period in 2005. For the nine months ending September 30, 2006, Normalized EBITDA was $103.2 million, fully diluted GAAP EPS was $0.31 and normalized EPS was $0.44. Normalized EPS for the first nine months excludes $11.7 million non-cash charge related to stock-based compensation under FAS123(R); $1.5 million charge related to the integration activities associated with our acquisition of META; and $10.2 million non-cash charge for the amortization of intangible assets acquired in the META acquisition. See “Non-GAAP Financial Measures” below for a further discussion of normalized EBITDA and normalized EPS.
      The effect of foreign currency on total revenue for the nine months ending September 30, 2006 was negligble.
Business Segment Highlights
      Research. Research revenue was $144.1 million for the 2006 third quarter, an increase of 9% from the same period of 2005. At September 30, 2006, Research contract value was $597.8 million, up from $567.3 million at September 30, 2005. Client and wallet retention rates for the third quarter were 81% and 93%, respectively.
      Consulting. Consulting revenue was $69.5 million for the 2006 third quarter compared to $72.7 million for the same period of 2005. Utilization averaged 61% during the 2006 third quarter compared with average utilization of 59% for the same period of 2005. The average annualized revenue per billable headcount is about $350,000 for the quarter. Billable headcount for the third quarter was 517 versus 533 for the third quarter of 2005. Consulting backlog was $107.7 million at September 30, 2006, as compared to $118.1 million at September 30, 2005.
      Events. Events revenue was $24.1 million for the 2006 third quarter, up 40% from the same period in 2006. The Company held 17 events in the third quarter of 2006, with 6,578 attendees, as compared to 13 events, with 5,155 attendees, during the same period in 2005.
      Gene Hall, Gartner’s chief executive officer, said, “The results this quarter continue to reflect our focused execution on our strategy to grow the research business and improve margins. Contract value ended the quarter at $598 million, just below its high of $599 million in September of 2000. Our year-to-date normalized EBITDA is 63% higher than the same period in 2005. Our strong year-to-date results allow us to again revise upwards our guidance for 2006 and we remain confident that we will achieve the three year financial objectives we presented to investors in 2005.”
Guidance
      Gartner has updated its guidance for 2006 to reflect strength in the business and growth to the Company’s operating margins.
      For the full year 2006, the Company is targeting total revenue of approximately $1,055 to $1,070 million. By segment, for the full year 2006, the Company is targeting Research revenue of approximately $563 million to $568 million, Consulting revenue of approximately $311 million to $316 million, Events revenue of approximately $168 million to $171 million, and other revenue of approximately $13 million to $15 million.
      Gartner is also increasing its guidance for EBITDA and EPS for the full year 2006. For the year, Gartner now expects normalized EBITDA of $153 million to $158 million, an increase of 46% to 50% percent over 2005. The Company is projecting GAAP EPS of $0.49 to $0.53 and normalized EPS of $0.65 to $0.69. The estimated fully diluted share count is 115 - 117 million shares. See “Non-GAAP Financial Measures” below for a further discussion of normalized EBITDA and normalized EPS.

Conference Call Information
      Gartner has scheduled a conference call at 10 a.m. ET today, Tuesday, October 31, 2006, to discuss the Company’s financial results. The conference call will be available via the Internet by accessing the Company’s web site at http://investor.gartner.com. A replay of the webcast will be available for 30 days following the call.
About Gartner
      Gartner, Inc. (NYSE: IT) delivers the technology-related insight necessary for our clients to make the right decisions, every day. Gartner serves 10,000 organizations, including chief information officers and other senior IT executives in corporations and government agencies, as well as technology companies and the investment community. The Company consists of Gartner Research, Gartner Executive Programs, Gartner Consulting and Gartner Events. Founded in 1979, Gartner is headquartered in Stamford, Connecticut, U.S.A., and has 3,700 associates, including 1,200 research analysts and consultants in 75 countries worldwide. For more information, visit gartner.com.

Non-GAAP Financial Measures
      Investors are cautioned that normalized EBITDA and normalized EPS information contained in this press release are not financial measures under generally accepted accounting principles (GAAP). In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. We believe normalized EBITDA and normalized EPS are important measures of our recurring operations as they exclude items that may not be indicative of our core operating results and calculate earnings per share in a manner consistent with prior periods. Normalized EBITDA is based on operating income, excluding impact of FAS 123(R), depreciation and amortization, goodwill impairments, and other charges. Normalized EPS is based on net income (loss) excluding other charges, impact of FAS 123(R), non-cash charges, goodwill impairments, amortization of acquired intangible assets, and gains and losses on investments. See “Supplemental Information” at the end of this release for reconciliation of GAAP EBITDA and EPS to normalized EBITDA and EPS.
Safe Harbor Statement
      Statements contained in this press release regarding the growth and prospects of the business, the Company’s full year 2006 financial results, future restructuring charges, acquisition of META Group, Inc. and all other statements in this release other than recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to: the Company’s ability to expand or even retain the Company’s customer base; the Company’s ability to grow or even sustain revenue from individual customers; the Company’s ability to attract and retain professional staff of research analysts and consultants upon whom the Company is dependent; ability to achieve and effectively manage growth; the Company’s ability to pay the Company’s debt obligations; the Company’s ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; the Company’s ability to carry out the Company’s strategic initiatives and manage associated costs; substantial competition from existing competitors and potential new competitors; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on the Company’s businesses and operations; and other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission. These filings can be
 5

found on Gartner’s Web site at www.investor.gartner.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.
###
 6

GARTNER, INC.
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2006	2005		2006	2005
Revenues:
Research	$144,126	$131,896	9%	$419,539	$392,018	7%
Consulting	69,502	72,747	-4%	229,058	215,849	6%
Events	24,111	17,199	40%	97,205	82,203	18%
Other	3,621	3,469	4%	10,580	9,634	10%

Total revenues	241,360	225,311	7%	756,382	699,704	8%
Costs and expenses:
Cost of services and product development (1)	116,259	112,104	4%	358,891	347,899	3%
Selling, general and administrative (1)	99,814	94,330	6%	305,982	288,603	6%
Depreciation	5,840	6,214	-6%	17,598	18,716	-6%
Amortization of intangibles	3,484	3,451	1%	10,283	6,849	U
META integration charges	—	2,046	-100%	1,450	13,619	F
Other charges	—	5,980	-100%	—	28,480	-100%

Total costs and expenses	225,397	224,125	1%	694,204	704,166	-1%

Operating income (loss)	15,963	1,186	F	62,178	(4,462)	F
Gain (loss) from investments, net	—	30	U	—	(5,339)	F
Interest expense, net	(3,848)	(3,120)	23%	(12,690)	(7,783)	63%
Other expense, net	(541)	(169)	U	(1,062)	(2,531)	-58%

Income (loss) before income taxes	11,574	(2,073)	F	48,426	(20,115)	F
Provision (benefit) for income taxes	1,966	(352)	U	12,804	(2,868)	U

Net income (loss)	$9,608	$(1,721)	F	$35,622	$(17,247)	F

Income (loss) per common share:
Basic	$0.08	$(0.02)	F	$0.31	$(0.15)	F
Diluted	$0.08	$(0.02)	F	$0.31	$(0.15)	F

Weighted average shares outstanding:
Basic	113,523	112,542	1%	113,602	111,915	2%
Diluted	116,255	112,542	3%	116,009	111,915	4%

SUPPLEMENTAL INFORMATION

Normalized EPS (2)	$0.13	$0.06	117%	$0.44	$0.20	120%

(1)	On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payments” (“SFAS No. 123(R)”) under the modified prospective method of adoption. Accordingly, the three and nine months ended September 30, 2005 exclude stock-based compensation expense calculated under SFAS No. 123(R).

(2)	Normalized net income & EPS is based on net income (loss), excluding normalizing adjustments, which includes other charges, non-cash charges, META integration and amortization charges, goodwill impairments, gains and losses from investments and charges for stock-based compensation under SFAS No. 123(R). We believe normalized EPS is an important measure of our recurring operations.
See “Supplemental Information” at the end of this release for a reconciliation from GAAP net income (loss) and EPS to Normalized net income and EPS and a discussion of the reconciling items.

GARTNER, INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$92,913	$70,282	32%
Fees receivable, net	284,879	313,195	-9%
Deferred commissions	31,273	42,804	-27%
Prepaid expenses and other current assets	43,882	35,838	22%

Total current assets	452,947	462,119	-2%
Property, equipment and leasehold improvements, net	57,482	61,770	-7%
Goodwill	408,750	404,034	1%
Intangible assets, net	6,007	15,793	-62%
Other assets	88,411	82,901	7%

Total Assets	$1,013,597	$1,026,617	-1%

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$192,004	$243,036	-21%
Deferred revenues	361,379	333,065	9%
Current portion of long term debt	60,000	66,667	-10%

Total current liabilities	613,383	642,768	-5%
Long term debt	160,000	180,000	-11%
Other liabilities	53,542	57,261	-6%

Total Liabilities	826,925	880,029	-6%

Total Stockholders’ Equity	186,672	146,588	27%

Total Liabilities and Stockholders’ Equity	$1,013,597	$1,026,617	-1%

GARTNER, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended
	September 30,
	2006	2005
Operating activities:
Net income (loss)	$35,622	$(17,247)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of intangibles	27,881	25,565
Stock-based compensation expense	11,740	661
Excess tax benefits from stock-based compensation expense	(5,720)	—
Tax benefit associated with employee exercises of stock options	—	983
Deferred taxes	(3,839)	(5,631)
Loss from investments and sales of assets, net	228	5,339
Amortization and writeoff of debt issuance costs	606	1,228
Charge for stock option buy back	—	5,980
Changes in assets and liabilities:
Fees receivable, net	36,519	41,412
Deferred commissions	12,460	4,888
Prepaid expenses and other current assets	(8,064)	(9,246)
Other assets	(187)	3,572
Deferred revenues	21,717	(4,046)
Accounts payable and accrued liabilities	(54,241)	(25,858)

Cash provided by operating activities	74,722	27,600

Investing activities:
Proceeds from sales of investments	—	1,300
Investment in intangibles	(359)	—
Additions to property, equipment and leasehold improvements	(13,152)	(11,252)
Acquisition of META (net of cash acquired)	—	(161,323)
Other investing activities, net	55	614

Cash used in investing activities	(13,456)	(170,661)

Financing activities:
Proceeds from stock issued for stock plans	33,012	14,226
Proceeds from debt issuance	—	327,000
Payments for debt issuance costs	—	(1,082)
Payments on debt	(26,666)	(267,958)
Purchases of stock options via tender offer	—	(4,532)
Purchases of treasury stock	(53,510)	—
Excess tax benefits from stock compensation	5,720	—

Cash (used) provided by financing activities	(41,444)	67,654

Net increase (decrease) in cash and cash equivalents	19,822	(75,407)
Effects of exchange rates on cash and cash equivalents	2,809	(4,260)
Cash and cash equivalents, beginning of period	70,282	160,126

Cash and cash equivalents, end of period	$92,913	$80,459

SELECTED STATISTICAL DATA

	September 30,		September 30,
	2006		2005
Research contract value	$597,811	(1)	$567,342	(1)
Research client retention	81%		78%
Research wallet retention	93%		92%
Research client organizations	9,176		9,095
Consulting backlog	$107,679	(1)	$118,092	(1)
Consulting—quarterly utilization	61%		59%
Consulting billable headcount	517		533
Consulting—average annualized revenue per billable headcount	$350	(1)	$350	(1)
Events—number of events for the quarter	17		13
Events—attendees for the quarter	6,578		5,155

(1)	Dollars in thousands.

BUSINESS SEGMENT DATA
(Dollars in thousands)					Excluding SFAS No. 123R (1)
		Direct	Gross	Contrib.	Gross	Contrib.
	Revenue	Expense	Contribution	Margin	Contribution	Margin

Three Months Ended 9/30/06
Research	$144,126	$54,291	$89,835	62%	$91,358	63%
Consulting	69,502	43,866	25,636	37%	26,151	38%
Events	24,111	14,669	9,442	39%	9,557	40%
Other	3,621	710	2,911	80%	2,911	80%

TOTAL	$241,360	$113,536	$127,824	53%	$129,977	54%

Three Months Ended 9/30/05
Research	$131,896	$53,248	$78,648	60%
Consulting	72,747	42,913	29,834	41%
Events	17,199	10,678	6,521	38%
Other	3,469	326	3,143	91%

TOTAL	$225,311	$107,165	$118,146	52%

Nine Months Ended 9/30/06
Research	$419,539	$161,304	$258,235	62%	$262,785	63%
Consulting	229,058	132,556	96,502	42%	97,818	43%
Events	97,205	54,745	42,460	44%	42,703	44%
Other	10,580	1,994	8,586	81%	8,586	81%

TOTAL	$756,382	$350,599	$405,783	54%	$411,892	54%

Nine Months Ended 9/30/05
Research	$392,018	$155,398	$236,620	60%
Consulting	215,849	131,281	84,568	39%
Events	82,203	45,592	36,611	45%
Other	9,634	1,068	8,566	89%

TOTAL	$699,704	$333,339	$366,365	52%

(1)	Excludes pre-tax stock compensation expense calculated under SFAS No. 123R of approximately $2.1 million and $6.1 million for the three and nine month periods ended September 30, 2006, respectively, in order for the results to be comparative.

Gartner adopted SFAS No. 123(R) under the modified prospective method of adoption on January 1, 2006. Accordingly, segment data for the three and nine month periods ended September 30, 2005 excludes stock compensation expense determined in accordance with SFAS No. 123(R) since the Company did not restate prior periods.

SUPPLEMENTAL INFORMATION
GAAP to Normalized Reconciliations
(in thousands, except per share data)
Reconciliation — GAAP to Normalized EBITDA (1):

	Three Months Ended
	September 30,
	2006	2005
Net income (loss)	$9,608	$(1,721)
Interest expense, net	3,848	3,120
Other expense, net	541	169
(Gain) from investments, net	—	(30)
Tax provision (benefit)	1,966	(352)

Operating income	$15,963	$1,186

Depreciation and amortization	9,324	9,665
Normalizing adjustments:
Other charges (2)	—	5,980
META integration charges (3)	—	2,046
SFAS No. 123(R) stock compensation expense (4)	4,744	—

Normalized EBITDA	$30,031	$18,877

Reconciliation — GAAP to Normalized Net Income and EPS (1):

	Three Months Ended September 30,
	2006			2005
	After-			After-
	Tax			Tax
	Income	Shares	EPS	Income	Shares	EPS
GAAP Basic EPS	$9,608	113,523	$0.08	$(1,721)	112,542	$(0.02)
Share equivalents from stock-based compensation shares	—	2,732	—	—	1,508	—

GAAP Diluted EPS	$9,608	116,255	$0.08	$(1,721)	114,050	$(0.02)

Other charges (2)	—	—	—	4,230	—	0.04
META integration charges (3)	—	—	—	1,456	—	0.02
SFAS No. 123(R) stock compensation expense (4)	3,051	—	0.03	—	—	—
Amortization of META intangibles (5)	2,406	—	0.02	2,510	—	0.02

Normalized net income & EPS (7)	$15,065	116,255	$0.13	$6,475	114,050	$0.06

SUPPLEMENTAL INFORMATION
GAAP to Normalized Reconciliations
(in thousands, except per share data)
Reconciliation — GAAP to Normalized EBITDA (1):

	Nine Months Ended
	September 30,
	2006	2005
Net income (loss)	$35,622	$(17,247)
Interest expense, net	12,690	7,783
Other expense, net	1,062	2,531
Loss from investments, net	—	5,339
Tax provision (benefit)	12,804	(2,868)

Operating income (loss)	$62,178	$(4,462)

Depreciation and amortization	27,881	25,565
Normalizing adjustments:
Other charges (2)	—	28,480
META integration charges (3)	1,450	13,619
SFAS No. 123(R) stock compensation expense (4)	11,740	—

Normalized EBITDA	$103,249	$63,202

Reconciliation — GAAP to Normalized Net Income and EPS (1):

	Nine Months Ended September 30,
	2006			2005
	After-			After-
	Tax			Tax
	Income	Shares	EPS	Income	Shares	EPS
GAAP Basic EPS	$35,622	113,602	$0.31	$(17,247)	111,915	$(0.15)
Share equivalents from stock-based compensation shares	—	2,407	—	—	1,145	—

GAAP Diluted EPS	$35,622	116,009	$0.31	$(17,247)	113,060	$(0.15)

Other charges (2)	—	—	—	20,138	—	0.18
META integration charges (3)	1,049	—	0.01	9,778	—	0.09
SFAS No. 123(R) stock compensation expense (4)	7,616	—	0.06	—
Amortization of META intangibles (5)	7,135	—	0.06	4,972	—	0.03
Loss from investments (6)	—	—	—	5,377	—	0.05

Normalized net income & EPS (7)	$51,422	116,009	$0.44	$23,018	113,060	$0.20

Footnotes
(1)	Normalized EBITDA is based on operating income (loss) before interest, taxes, depreciation amortization, and certain normalizing adjustments.

Normalized net income & EPS is based on net income (loss), excluding normalizing adjustments which includes other charges, non-cash charges, META integration and amortization charges, goodwill impairments, gains and losses on investments, and charges for stock-based compensation under SFAS No. 123R (see 4. below).

Normalized EBITDA, as well as normalized net income and EPS, are not measurements of operating performance calculated in accordance with generally accepted accounting principles (GAAP) and should not be considered substitutes for operating income (loss) and net income (loss) in accordance with GAAP. In addition, because these measurements may not be defined consistently by other companies, these measurements may not be comparable to similarly titled measures of other companies.

However, we believe these indicators are relevant and useful to investors because they provide alternative measures that take into account certain adjustments that are viewed by our management as being non-core items or charges.

(2)	Other charges during 2005 included first quarter pre-tax charges of $10.6 related to a reduction in workforce and $3.7 million primarily for restructuring within the Company’s international operations, a second quarter pre-tax charge of $8.2 million, primarily related to a reduction in facilities, and a third quarter pre-tax charge of $6.0 related to an option buyback.

(3)	The META integration charges are related to our acquisition of the META Group, Inc. These costs were primarily for severance, and for consulting, accounting, and tax services.

(4)	The stock compensation charge represents the cost of stock-based compensation awarded by the Company to its employees under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments” (“SFAS No. 123R”). The Company adopted SFAS No. 123(R) on January 1, 2006 under the modified propective method of adoption.

(5)	The amortization of META intangibles represents the non-cash amortization charges related to the other intangible assets recorded as a result of the META acquisition.

(6)	The loss on investments in 2005 related to the writedown of an investment to its net realizable value. The charge is recorded in “Loss from investments, net.”

(7)	The normalized effective tax rates were 23.7% and 31.2% for the third quarters of 2006 and 2005 respectively, and 28.4% and 33.0% for the first nine months of 2006 and 2005, respectively.